UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020

ADVANCED OXYGEN TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9951	91-1143622
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

C/O Crossfield Inc., 653 VT Route 12A, P.O. Box 189, Randolph, VT 05060 (Address of Principal Executive Offices) (Zip Code)

(212) 727-7085

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

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Item 8.01 Other Events.

On June 30, 2020, Advanced Oxygen Technologies, Inc. (collectively with its subsidiaries, the “Company”), through its indirect wholly owned subsidiary, Sharx DK ApS, a Danish corporation, entered into a Distribution Agreement (the “Distribution Agreement”) with Cleaver ApS, a Danish corporation (“Cleaver ”), whereby Cleaver has appointed the Company as Cleaver’s nonexclusive distributor of its products in Europe, South America and North America. Cleaver is a manufacturer of a line of products for the logistics and cargo industry.

On July 7, 2020, the Company issued a press release announcing the Distribution Agreement and initial sale of product pursuant thereto which sale amount equaled approximately $14,000. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

EXHIBIT NO.	DESCRIPTION	LOCATION
99.1	Press Release	Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2020

Advanced Oxygen Technologies, Inc.

/s/ Robert E. Wolfe

-----------------------------------------

Robert E.Wolfe, Chairman of the Board and

Chief Executive Officer and Principal Financial Officer

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